EXHIBIT 23.1

Consent of Deloitte & Touche LLP

We consent to the incorporation by reference in Registration Statement Nos. 333-29787, 333-52357, 333-17593, 333-79599, 333-39693, 333-67292, 333-51380, 333-57698, 333-89891, 333-87635 and 333-101262 on Form S-8 and Nos. 333-36557, 333-39577, 333-50003, 333-88707, 333-52363 and 333-109091 on Form S-3 of PTEK Holdings, Inc. of our report dated November 7, 2003, with respect to the financial statements of MediaTel Corporation (Delaware), included in Amendment No. 1 to Form 8-K dated September 15, 2003 of PTEK Holdings, Inc.

/s/ Deloitte & Touche LLP

San Francisco, California

November 12, 2003